Contract of Trust loans

Exhibit 10.49

Contract of trust loans

NO: 【HY 17-027-007-001】

Wuhan Huayuan Technology Development Limited

【6】Month【 2017 】Year

Contract of Trust loans

Contract of trust loans

Lender (Party A): Wuhan Huayuan Technology Development Limited

Address: No. 8, Hanhuang Road, Jiang’an District, Wuhan city

Zip code: 430000

Legal representative: Zhihong Jia

Fax: 027-65694977

Tel: 027-65694977

The borrower (Party B): Wuhan Kingold Jewelry Co., Ltd.

Address: No. 15, Huangpu Science and Technology Park, Jiang’an District, Wuhan City

Zip code: 430023

Legal representative: Zhihong Jia

Fax: 027-65694977

Tel: 027-65694977

Herein:

In accordance with the relevant laws and regulations, the two parties concluded this contract through consultation to comply with the implementation together.

Contract of Trust loans

Article 1 The contents of the loan

1.1	Amount of Loan

The contract under the loan amount is not more than RMB [100,000,000.00], Capital: RMB [one hundred million] yuan as a whole. 1.2 Terms of Loan

(1) The term of the loan under this contract is the following ①:

① The term of the loan is [ ] months, from the [8] date, [6] month [2017] year to [8] date [6] month [2021] year. The loan period from the date of payment, unless the agreement in accordance with the agreement, the Party B shall not make the repayment in advance;

② The loan period is [] month, the surrender period of loans to the date of payment of the first phase of the loan which is reach to [] month is the corresponding days; the first phase of the loan payment is the corresponding date for each period of the maturity date of the loan;

③ Loan period for the surrender of the loan period is corresponding with the date of final issue of the loan which is full [] months, and the last issue of the loan is full [] months with the corresponding date for the loan maturity date;

④ Loan installment payment, each installment of the loan for a period of [] months, since the loans to the loans granted full [] months corresponding, and the period of the loans issued full [] months corresponding, expiry date for the loan;

(2)On issuing loan, Party B shall fill in borrowing IOU with specific amount of the loan.

1.2	Interest rate of loan

The calculation of interest under this contract shall be subject to the provisions of article third of this contract.

Contract of Trust loans

1.3	Purpose of loan

1.4 The purpose of the loan under this contract is the following (2):

(1)all trust loans under the contract are used in the construction of the project;

(2)to provide liquidity loans to Party B.

Article 2 Release of loan

2.1 Once a loan shall be transferred to the account of Party B, Party B is deemed to bear the loan

2.2 Under this contract, Party B’s account information is as follows:

Opening Bank: branch of the China Construction Bank, road 4 branch of Lake

Account Name: Wuhan Kingold jewelry Limited by Share Ltd

Account No: 42050110242500000003

2.3 Party B shall, in accordance with the agreement or by Party A written approval of the consent of the use of paragraph (or application) drawing, unless the lender agreed in writing, the borrower may not advance, postpone or cancel the withdrawal. During the loan period, without the written consent of Party A, Party B shall not cancel the loan account.

Article 3 Interest of loan

The parties agree on a fixed interest rate of 7% /year for this loan. The Interest should be paid monthly.

Article 4 Loan principal repayment

4.1 Except otherwise stipulated in this contract, Party B as any other contract party to Party B the repayment of funds sources of any agreement, the agreement was not affected and against Party B to perform this contract under the terms of payment of principal and interest obligations.

Contract of Trust loans

4.2 Party B shall repay all the principal of the loan before the maturity date of the loan. Party B shall repay the principal of the loan in accordance with the following (1):

(1)Lump sum, Party B shall repay all the principal of the loan on the maturity date of the loan.

(2) On the day of the month of the date of the full moon, Party B shall pay back the principal of the loan. Party B shall repay all outstanding principal balances on the maturity date of the loan.

(3) Each loan from the date of each full [] months of the corresponding date, B direction of the first party to repay the loan principal [million], while the interest of the. Party B shall repay all the principal balance on the maturity date of the loan.

(4) Each loan from the date of each full [] months of the corresponding date, B direction of the first party to repay the loan principal [], while the interest of the. Party B shall repay the principal balance of the loan at maturity on the maturity date of each period of the loan.

4.3 Party B shall pay to Party A the loan principal, interest, and such as breach of this contract shall be paid to party a penalty interest and compound interest, default damages and compensatory damages, the contract of all payments, should be merged in the following account designated by Party A:

Bank:

Account Name:

Account NO:

4.4 Party B in accordance with the contract agreed in advance of the repayment, must advance [15] a written application to Party A, the party a written consent before the repayment, the contract otherwise agreed.

Contract of Trust loans

Article 5 Guarantee measures

5.1 The guarantee for the loan under this contract is:

Borrowers [Wuhan kingold Co., Ltd.] under this contract trust loans provide pledge. And No. CON2017070709-5 the pledge contract shall prevail.

Article 6 Repayment order

6.1 If the amount of money paid by Party B is less than the total amount paid in accordance with the terms of this contract, the payment shall in accordance with the following order:

6.1.1 Payment of expenses, damages and liquidated damages payable in accordance with the provisions of the contract or in accordance with the provisions of this contract;

6.1.2 Pay the penalty, interest;

6.1.3 Interest payable;

6.1.4 Payment of principal.

6.2 The amount of money paid by Party B is not enough to pay off all the money in the same order, and shall be paid in accordance with the proportion of the occurrence of the relevant payment.

Article 7 Maturity of the loan

7.1 Party B shall, in accordance with the contract, put forward the application for repayment ahead of schedule, and Party B may advance some or all of the repayment after Party A's written consent, except as otherwise provided in this contract.。

Contract of Trust loans

7.2 Party B shall, in accordance with the contract, put forward the application for repayment ahead of schedule, and Party B may advance some or all of the repayment after Party A's written consent, except as otherwise provided in this contract;

7.2.1 Party B fails to draw money in accordance with the contract, or fails to use the loan fund in accordance with the provisions of article 1.4 of this contract;

7.2.2 Party B fails to comply with the commitments, or the loan application materials and procedures provided by the false ingredients;

7.2.3 Party B is forced or voluntarily closed down;

7.2.4 Party B shall be considered by Party A to affect the major operating errors or changes in the financial position of the loan security;

7.2.5 Party B shall be subject to administrative sanctions and judicial sanctions against major illegal business operations;

7.2.6 If Party B has the right to affect the ability to pay for the transfer, without prior notice to Party A or although the notice but without Party A's written consent;

7.2.7 Party B shall have the circumstances of separation, merger, liquidation, reorganization, revocation, bankruptcy, dissolution, etc. that may affect the safety of the loan.;

7.2.8 Party B fails to repay any principal or interest on time in accordance with the contract;

7.2.9 Party B misappropriation of loans;

7.2.10 Party B breaches the contract with Party A or other third party for other loan, loan and credit;

7.2.11 Party B in the bank account of the occurrence of the seizure, freezing, withholding funds and other legal enforcement measures or enforcement measures, the party that has affected the repayment capacity of Party B;

Contract of Trust loans

7.2.12 Party B is being sued by other creditors for major debt disputes or by the court to make the seizure, freezing, seizure of property or by the court to enforce the ruling;

7.2.13 Party B fails to subscribe to the trust industry security fund;

7.2.14 Party B violates other provisions of this contract.;

7.2.15 Other cases where Party B is considered to affect the safety of loan.

7.3 Not the prior written consent of Party A, Party B in advance to return debt contract under the loan in full or in part, Party A has the right to request Party B to deadline for repayment of the principal contract all loan principal and interest.

7.4 If 7.1 prepayment conditions occur, the interest rate of the loan in advance shall be calculated according to the actual number of surviving days of the loan, and the interest paid by Party A shall not be refunded.

and 7.3 paragraph, loan interest according to the contract interest rate and interest during the calculation to the agreed loan maturity. At the same time, Party B shall also be to Party A to pay the contract agreed by the principal, penalty interest and compound interest, default payment, compensation etc.

7.5 Party B shall not cancel the agreement: Party A shall have the right to require Party B to pay off all the debts in advance according to the requirements of the client. Party A hereby announces that the loan is due in advance, and Party B shall, in accordance with the requirements of Party A, pay off all the debts under this contract.

Contract of Trust loans

Article 8 Information disclosure

8.1 Party B shall, in accordance with the following requirements, disclose the relevant information to Party A in a timely manner:

8.1.1 During the trust loans under this contract, Party B shall annually in [/], [/] months ago [/] to submit a quarter financial report within five working days every year. [/] month and caring] recently submitted in the first half of the full set of financial report every year. [/] month and caring] recently submitted will gauge accountants audit the fiscal year of the full set of financial statements (including balance sheet, income statement, cash flow statement and audit report);

8.1.2 such as change of enterprise name, domicile, registered capital, business scope, company type, amendments to the articles of association of the company and equity structure changes, or in the aspects of financial, business occurred significant changes, should advance [10] working days prior written notice to Party A, and after the completion of the change of will relevant information of Party A for the record. Party B legal representative or responsible person in charge of a significant change, should be in the event of changes [10] written notice within a working day;

8.1.3 Party A shall have the right to request Party B to provide the important and dynamic information of the use of loan funds at any time, and Party B shall provide timely.

Article 9 Supervision of the use of loan

9.1 The contents of Party A shall include but not limited to:

9.1.1 Party B operating conditions and performance is good, there is no major accident, whether it involves a major litigation seriously affect the repayment capacity;

Contract of Trust loans

9.1.2 Other circumstances that Party A considers to be checked.

9.2 If Party A in process inspection found that Party B is not according to the contract agreed by the uses use to borrow funds, have the right to take, including but not limited to announce in advance loan maturity, impose a punitive interest and require Party B to the deadline to be correction measures, and require Party B to assume the liability for breach of contract.

Article 10 Lender / Party A's statement and guarantee

10.1 The loan person shall have completed the internal authorization procedure required by this contract, and signed this contract is the effective authorized representative of the lender, and this contract shall be effective as to the lender;

Article 11 Statement and guarantee of the borrower / Party B

11.1 Party B is enterprise legal person which register establishment and exist in administrative department for Industry and commerce in accordance with the law, which hold a valid business license, has the ability to remain in good operating condition, the right to operate the business related to the use of the loans under and the contract, and has the right to sign and the performance the contract;

11.2 Party B has completed all authorization procedures for the signing of the contract required. Party B has got the approval and authorization of the transaction issued by the authority for examination and approval. Party B's effective authorized representative sign this contract and once the contract signed which has a legal binding to Party B;

11.3 Party B shall ensure that all the documents provided by Party B are true, accurate, legal and effective, and the copies of the documents presented are in conformity with the original;

Contract of Trust loans

11.4 The financial statements provided by Party A in accordance with the existing laws and regulations as well as the generally accepted accounting standards, the true and accurate reflection of the financial position of Party B during the reporting period;

11.5 Party B signs or performs the obligations under the contract does not violate any other agreement, administrative regulations or the company articles of association, there will not exist any legal and business interests conflict with the other agreement, administrative regulations or the company's articles of incorporation’

11.6 Party B shall not conceal any of the circumstances, including, but not limited to, any of which it has occurred or is occurring and may affect its performance:

(1) major violation of discipline, violation of law or claims that implicate in its principal leaders;

(2) major event of default under other contract terms;

(3) obligation incurred, or the debt, or the guarantee provided by the third party;

(4) major litigation and arbitration cases pending;

(5) other circumstances which may seriously affect its financial position and solvency;

11.7 Party B agreed to a direction of the people's Bank of China and the credit administration department approved the establishment of credit database or the relevant units, check with the Department of Party B's credit status, and agrees that Party A to provide information to the people's Bank of China and the credit administration department approved the establishment of credit database. Party B agrees that Party A may reasonably use and disclose Party B's information for business needs;

Contract of Trust loans

11.8 The above statement and pledge are effective before that all debt obligations under this contract are completed.

Article 12 The rights and obligations of Party A

12.1 The right to require Party B to provide all the information related to the loan;

12.2 Party A shall comply with the contract, the terms of the agreement, the amount and the interest rate to the borrower trust loans (except for the reasons for the borrower delays);

12.3 Party A have the right to request Party B to repay loans on schedule and in full;

12.4 The right to understand the production and operation of Party B, financial activities and operations and repayment plans;

12.5 Party A has the right supervise the borrower use the loan according to the contract agreed purpose, right personally on the borrower's funds use, business development and corporate management, supervision, inspection, require the borrower to make a note of related matter, require the borrower to correct the use of funds in the presence of breach of contract, the borrower escape Lender oversight, arrears of the principal and interest of loans or other breach of contract, the right to take the necessary legal, economic and administrative means to safeguard their legitimate rights and interests.

12.6 Party A has the right to request Party B to return the loan or stop payment of loans outstanding in accordance with the provisions of this contract, ;

12.7 When the Party B occur with major transfer of property rights, the institutional change, transfer of debt of creditor's rights and other factors that may affect the security of the loan behavior, Party A has the right to request Party B immediately settle the contract under the principal and interest of the loan and other related expenses, or transfer the debts implement under the names that Party A agrees to accept, or provide new security measures that Party A agrees to accept.

Contract of Trust loans

12.8 if the borrower fails to pay the contract trust loan or other related payments, have the right to exercise the right of guarantee;

12.9 people have the right to entrust the contract claims instructions will be funded by the loan at any time to transfer to the third party;

12.10 the obligations, finance, production and operation of Party B shall be kept confidential, except in accordance with the laws, administrative regulations, rules or the state's right to require the disclosure of the institution;

12.11 the client confront pledge during the custody period, pledge the dynamic pledge rate of 70% or less, if the investment period, pledge value fell by 10%, Party A has the right to request Party B immediately to cover short positions or to repay part of the loan to meet the pledge rate of 70% of the dynamic. If Party B fails to cover positions within the prescribed period or repay the loan, Party A has the right to terminate the contract in advance, the disposal of collateral.

12.12 Party B should pledge to be insured, insurance clauses by both parties jointly negotiated, in the two months prior to the expiration of the insurance, Party B shall pledge to renewal, if Party B fails to timely renewal as a breach of contract, Party A has the right to early termination of the contract and require Party B to repay the principal and interest.

12.13 Perform obligations and other rights according to the laws and regulations as stipulated in this contract.

Article 13 The rights and obligations of Party B

13.1 Have the right to extract and use all loans in accordance with the contract;

13.2 Party B shall faithfully provide the documents and information provided by Party B shall cooperate with Party A for loan investigation, examination and inspection, as well as the management of loan funds and post loan management;

Contract of Trust loans

13.3 Party B shall accept Party A's supervision and inspection of the use of loan funds and the production and operation and financial activities;

13.4 The borrower shall use the loan funds under the contract , shall not in any way misuse, misappropriation; the borrower is committed to the application of funds in accordance with laws and regulations and national industrial development policy guidance in the field, do not use to state expressly prohibited and the recent national macro-control policies to strictly control field, capital method is not in violation of the provisions of other laws, regulations and policies of the state, and truthfully provide loan funds instructions for use and payment vouchers;

13.5 The principal and interest of the loan shall be repaid on schedule and in full in accordance with the contract;

13.6 Party A transfer all or part of the contract to the third party, shall obtain the prior written consent of Party A;

13.7 The borrower's transfer or disposal of its operating assets in other ways related to the total assets listed in its recent financial statements, and more than 30 of the total assets listed in the financial statements shall be prior written consent by the lender;

13.8 The borrower as relates to the change of ownership and / or institutional changes (including but not limited to merger, division, reorganization, equity transfer, capital reduction), the borrower shall at least 15 working days will be related to changes in the plan submitted to the lender's written consent, but in case of borrowers Limited to the listed company to fulfill the obligation of information disclosure, except, the changes in the program shall not damage the lender of the legitimate rights and interests of the contract under the;

13.9 The borrower, such as the transfer, pledge, set off or otherwise disposed of its third party held a major creditor's rights (the amount of the creditor's rights of [1000] million yuan, including the number), prior written consent of the lender;

Contract of Trust loans

13.10 The borrower shall not sign any agreement or document that damages the interests of the lender or any of the interests of the lender;

13.11 The borrower shall cooperate with the lender, according to the contract of loan funds use, loan business development, the company's major business are understand, check and the obligation to provide relevant information to the lender.

13.12 The borrower should cooperate with the lender to the borrower's credit rating, credit investigation, and in accordance with the requirements of the lender to provide the relevant information;

13.13 The borrower to provide guarantees, such as the amount of the guarantee will be more than 50 of the net assets listed in its recent annual financial statements, should be prior written consent of the lender;

13.14 Ensure that the person's ability to guarantee the decline, enough to affect the safety of the loan, the borrower should promptly notify the lender, and the lender required within the deadline to make up the guarantee;

13.15 Reduce the value of collateral, enough to affect the safety of the loan, the borrower should promptly notify the lender, and in accordance with the requirements of the lender to take the necessary measures;

13.16 In fiscal year net profit after tax to zero or negative, or after tax profit is not enough to make up for the previous accounting year of the cumulative loss or pre tax profit for the borrower pays off in accounting for the annual internal settlement of principal, interest and fees or a pretax profit is not sufficient to pay off a principal, interest and other charges, the borrower is not in any form to the shareholders dividends, dividend;

13.17 Perform the laws and regulations and other rights and obligations as stipulated in this contract.

Contract of Trust loans

Article 14 Charges Clause

14.1 Party B shall bear the expenses for reasonable expenses under this contract, including but not limited to the expenses for notarization, authentication, evaluation, registration, etc..

14.2 Party B failed to repay the loan principal and interest and lead to Party A for collection of the loan principal and interest expenses, including but not limited to the announcement, serve, appraisal fees, attorney fees, litigation costs, poor travelling expenses, assessment fees, auction fees, property preservation fee, compulsory execution fees, realize the creditor's rights fees, shall be borne by Party B.

Article 15 Default event and default liability of the Lenders

15.1 The lender has no justifiable reason for breach of this contract, the borrower has the right to require the lender to correct the deadline; if borrower to make a loss, the borrower shall have the right to claim damages for the lender.

15.2 As a result of the trust is not set up or should be regulated by the requirements of the lender and the lender cannot be issued to the borrower, the lender does not assume liability for breach of contract.

Article 16 Default event and default liability of the borrower

16.1 Default event and default liability of the borrower

(1) Borrow provides a true, complete and effective financial statement, production and operation status and other relevant information not in accordance with the requirements of the lender;

(2) The loan is not used in accordance with the prescribed purpose;

(3) Fails to repay the principal and interest of loans;

Contract of Trust loans

(4) Refuse or obstruct the lender to implement supervision and inspection of the use of the loan;

(5) Transfer of assets to escape the debt;

(6) The borrower’s operating and financial conditions deteriorate, likely to endanger the safety of loan, or involved in or is going to be involved in a major lawsuit or arbitration procedure and other legal dispute, have been or may affect or impair the lender in the rights under the contract.

(7)Any other debt that has been held to affect or may affect the performance of the obligations of the Lender under this contract;

(8) During the validity period of the contract, the implementation of contracting, leasing, mergers, acquisitions, joint ventures, division, joint venture, joint-stock transformation and change or conversion mode of operation management mechanism, have been or may affect or impair the lender in the rights under the contract.

(9) In violation of the borrower's statement and guarantee;

16.2 The borrower does not issue “Borrowing certificate” to lender as promised and does not submit other documents to apply for a loan as required by the lender, then the contract would be terminated in advance, the borrower shall pay RMB 50,000 as compensation to the lender.

16.3 Because of the borrower's breach of contract and filed a lawsuit / application for arbitration, the loan for the litigation / arbitration payment litigation / arbitration fees, hire lawyers and other legal costs should be borne by the borrower.

16.4 If the lender is not sufficient to make up for the loss of the lender (including direct and indirect losses), the lender shall have the right to claim compensation for the loss;

Contract of Trust loans

Article 17 Notice

17.1 Notification and delivery

17.1.1 Any party sends a notice or other correspondence (hereinafter referred to as the "correspondence") to another should be in accordance with the contract records on the other side of the contact, by personal delivery, courier, registered letter or fax issued, and entry into force in the following conditions:

(1) Delivered by personal, the delivery date is deemed to be served;

(2) Send by express delivery or registered letter, the date of receipt is deemed to be served;

(3)If the recipient did not sign or reject,third working days from the date of sending document held by notification party or the date recorded in the domestic registered mail as served.

(4) Issued by fax, deemed as sender receive the fax confirmation from recipient.

(5) When using the above methods at the same time, according to the fastest to reach each other.

17.1.2 The two parties confirm the contact details as follows:

Party A: Wuhan Huayuan Technology Development Limited

Contact: Huang Yi

Address:

Zip code: 430000

Tel: 027-65694977

Fax: 027-65694977

Contract of Trust loans

Party B: Wuhan Kingold jewelry Limited by Share Ltd

Contact: Huang Yi

Address: No. 15, Economic Development Area,Jiang’an District, Wuhan

Zip code: 430023

Tel: 027-65694977

Fax: 027-65694977

17.1.3 If the contacts (including contact person or contact information) of this contract changes, the change party shall notify the other party in writing within 5 days after the change. Before the receipt of the notice of the change party’s information, the other party shall deem the documents and notice issued by the contact information before change.

Article 18 Applicable of law and dispute resolution

18.1 The conclusion, effectiveness, performance, interpretation, amendment and termination of this contract shall apply to Applicable of Law of People's Republic of China (for the purposes of the contract, not including the laws and regulations of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan region).

18.2 If dispute occurs in the performance of this contract, the two parties shall conduct consultation or mediation; if the negotiation or mediation fails, the court shall file a lawsuit to the people's court that has jurisdiction over the contract.

18.3 During the litigious process, the parties shall continue to perform the obligations of other parts in addition to matters where the parties in dispute.

Article 19 Effective conditions and conditions of the loan contract

19.1 This contract is valid after the legal representatives or authorized representatives from both sides sign and stamp the contract;

Contract of Trust loans

19.2 This contract shall fail when satisfy the following conditions:

19.2.1 Party B pay off all the Mortgage Payment and other expenses under the contract;

19.2.2 In accordance with the conditions of this contract, according to the instructions of the principal, Party A decides to terminate the contract;

Article 20 Other matters stipulated by Party A and Party B

20.1 Any supplemental agreement concluded and signed between both parties for the issues not mentioned in the Contract should be made as the annex of the Contract and should have equal legal effect.

20.2 The Contract is made into [ ] parts with equal legal effect. Party A holds [ copies], Party B holds [ ] copies, and the rest copies are used for relevant procedure, etc.

When signing the Contract, the parties concerned should have read and understood all articles of the Contract, without any objection, and should have accurately understood the legal relation between both parties and the legal implications of the articles regarding rights, obligations and responsibilities. Any party should not propose any objection upon any article of the Contract on the excuse of serious misunderstanding, obvious unfairness, etc.

(This is signature page with number "【HY 17-027-007-001】" of the "contract of trust loans", no body)

Party A: Wuhan Kingold jewelry

Party B: Wuhan Huayuan Technology Development Limited

Legal representative:	Legal representative:

Authorized representative	Authorized representative (signature or seal):

(signature or seal):

Signing date:

Place of signing: [ ]

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